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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-12313 on Form S-8 and Registration Statement No. 333-62959 on Form S-8 of Brooktrout Technology, Inc. of our reports dated February 10, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of Brooktrout Technology, Inc. for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
March 29, 1999